Exhibit 10.6

Exclusive Consultation and Service Agreement

This Exclusive Consultation and Service Agreement (the “Agreement”) is signed by and between the following two parties in Beijing, People’s Republic of China (“China”) on [Execution Date].

Party A: Shanghai Qiyue Information Technology Co., Ltd.

Unified Social Credit Code: 91310000MA1K1E3BX9

Address: Room A2-8914, Fumin Road No. 58, Hengsha Village, Chongming District, Shanghai

Party B: [Name of VIE]

Unified Social Credit Code: [Unified Social Credit Code of VIE]

Address: [Address of VIE]

(Party A and Party B are hereinafter individually referred to as a/one “Party” and collectively referred to as the “Parties”.)

WHEREAS:

(1)                     Party A is a wholly foreign-owned enterprise formally established and validly existing in accordance with laws of China, and it has the relevant resources to provide technical consultation and service to Party B.

(2)                     Party B is a limited liability company formally established and validly existing in accordance with laws of China.

(3)                     Party B intends to entrust Party A, and Party A agrees to accept Party B’s entrustment, to provide exclusive technical consultation and related service to Party B by exploiting its own advantages in human, technical and information within the Term hereof. Party B agrees to accept only the technical consultation and service provided by Party A.

THEREFORE, the two Parties hereby reach an agreement as follows through mutual consultation:

1.                  Exclusive Consultation and Service; Exclusive Rights

1.1                   During the Term hereof, Party A agrees to provide technical consultation and service (See Appendix 1 for details) to Party B as its exclusive technical consultation and service provider in accordance with the terms and conditions hereof.

1.2                   During the Term hereof, Party B agrees to irrevocably appoint Party A as its exclusive technical consultation and service provider, and to accept the technical consultation and services provided by Party A. Party B further agrees that, during the Term hereof, unless it obtains prior written consent of Party A, it shall not directly or indirectly accept any technical consultation and service provided by any third party which is the same or similar with that provided hereunder, nor sign any similar service agreement with any third party.

1.3                   All rights, titles, interests and intellectual properties (including but not limited to copyright, patent, technical secrets, commercial secrets and others) arising from the performance hereof shall be exclusively owned by Party A, whether or not they are developed by Party A or by Party B based on Party A’s intellectual property rights. Party B shall not enjoy any of the said rights and interests unless otherwise specified herein or agreed in writing by both Parties. Party B shall sign all documents and take all actions required to make Party A to be the owner of such rights, titles, interests and intellectual properties.

1.4                   Party A shall be entitled to, at its sole discretion, appoint any of its affiliates to provide any service agreed herein without obtaining any form of consent and confirmation from Party B.

2.                  Calculation and Payment of Technical Consultation and Service Fee

2.1                   Both Parties agree to determine the technical consultation and service fee (“Consultation Service Fee”) hereunder based on the services provided by Party A under the entrustment. Party A shall be entitled to, based on its reasonable judgment, decide at its sole discretion the amount and payment method of the Consultation Service Fee that Party B shall pay. Such calculation and payment method of Consultation Service Fee is set out in Appendix 2 hereof.

2.2                   If Party A, based on its reasonable judgment, decides to adjust the calculation and payment method of the Consultation Service Fee for any reason during the Term hereof, Party A shall notify Party B in writing five (5) days in advance to make such adjustment without obtaining Party B’s consent.

3.                  Representation and Warranty

3.1                   Party A hereby represents and warrants as follows:

3.1.1                    It is a wholly foreign-owned enterprise legally established and validly existing in accordance with laws of China.

3.1.2                    Its signature and performance of this Agreement is within its corporate power and business scope; it has taken all necessary corporate action and make all appropriate authorization, and has obtained the necessary consent and approval from any third party and government department, and does not violate any restriction imposed by any law or contract which is binding upon or has effect on it.

3.1.3                    Once signed, this Agreement shall constitute an obligation which is lawful, valid, binding upon and enforceable against Party A in accordance with the provisions hereof.

3.2                   Party B hereby represents and warrants as follows:

3.2.1                    It is a limited liability company legally established and validly existing in accordance with laws of China.

3.2.2                    Its signature and performance of this Agreement is within the corporate power and business scope of its company; it has taken all necessary corporate action and made all appropriate authorization, and has obtained the necessary consent and approval from any third party and government department, and does not violate any restriction imposed by any law or contract which is binding upon or has effect on it.

3.2.3                    Once signed, this Agreement shall constitute an obligation which is lawful, valid, binding upon and enforceable against Party B in accordance with the provisions hereof

4.                  Confidentiality

4.1                   The Parties hereto acknowledge and confirm that all oral or written information exchanged between them hereunder are confidential (“Confidential Information”). Both Parties shall keep the Confidential Information in strict confidence, and shall not disclose, provide or transfer them to any third party without the other Party’s prior written consent, other than the information: (a) that is already, or will be, made public (other than through arbitrary disclosure by the receiving Party); (b) that is required to be disclosed by rules or regulations of applicable laws or stock exchange; or (c) that is required to be disclosed by any Party to its legal or financial advisor for the transactions contemplated hereunder, on the condition that such legal or financial advisor should also assume the liability for confidentiality similar to that specified in this Article 4. Any Party shall be held liable for disclosure of the Confidential Information in breach of this Agreement by any employee of or any entity engaged by such Party as if such disclosure is made by such Party itself.

4.2                   Party B further agrees to take all reasonable measures to keep in strict confidence the Confidential Information of Party A it becomes known or has access in connection with its acceptance of the exclusive technical consultation and service to be provided by Party A. Upon the termination hereof, Party B shall, as required by Party A, return all documents, information or software containing such Confidential Information to Party A or destroy them by itself, delete the Confidential Information from any memory device, and shall not continue using the Confidential Information.

4.3                   The Parties agree that this Article 4 shall remain in force whether or not the Agreement is modified, rescinded, invalid, terminated or non-operative.

5.                  Party A’s Financial Support

Considering the cash flow requirements of Party B for its business operation or in order to offset the cumulative loss in its business operation, Party A is entitled to provide financial support to Party B (including but not limited to bank entrusting loans), whether by itself or through any third party it designated, to the extent permitted under the laws of China.

6.                  Compensation for Breach

6.1                   Should any Party (the “Breaching Party”) violate any provision hereof and cause damage to the other Party (the “Non-beaching Party”), the Non-beaching Party may send a written notice to the Breaching Party, requiring it to remedy and rectify the breach immediately. If the Breaching Party fails to take satisfactory measures to remedy and rectify the breach within fifteen (15) working days from the date of issuance of the said notice, the Non-beaching Party shall be entitled to take other remedies in accordance with the methods prescribed herein or by legal means.

6.2                   Party B further agrees that it shall fully indemnify Party A against and hold Party A harmless from any loss, damage, obligation and expense arising from any litigation, claim or other demand against Party A due to provision of the technical consultation and service by Party A at request of Party B.

6.3                   The Parties agree that this Article 6 shall remain in force whether or not the Agreement is modified, rescinded or terminated.

7.                  Effectiveness and Term

7.1                   This Agreement is signed by the Parties and shall enter into force on the date first written above, and its Term should be ten (10) years unless it is early terminated in accordance with the provisions hereof.

7.2                   Unless Party A notifies Party B in writing that it does not agree to do so, this Agreement shall be extended automatically by ten (10) years after the expiration of the Term and each expiration hereof thereafter. Party B shall have no right to dispute such extension.

8.                  Termination

8.1                   Termination. This Agreement shall remain in force unless Party A does not agree to extend it on the expiration date in accordance with Article 7.2 hereof or early terminates it in accordance with Article 8.2 hereof.

8.2                   Early Termination

8.2.1                    During the Term hereof, Party B shall not terminate this Agreement in advance unless Party A commits gross negligence, fraud, and other illegal acts or becomes bankruptcy. Notwithstanding the foregoing, Party A is entitled to terminate this Agreement at any time by giving thirty (30) days written notice to Party B.

8.2.2                    During the Term hereof, Party A shall be entitled to notify Party B in writing to terminate this Agreement if Party B breaches this Agreement and fails to rectify such breach within fifteen (15) days of the date of receipt of Party A’s written notice.

8.2.3                    If the operation term (including any extension thereof) of any Party expires or is terminated for other reasons within the Term as stipulated in Article 7.1 and 7.2, this Agreement shall be terminated at the time of the termination of such operation term, unless the Party has transferred its rights and obligations hereunder in accordance with Article 11 hereof.

8.3                   Survival. After the termination hereof, the rights and obligations of the Parties under Articles 4, 6 and 14 shall remain effective.

9.                  Force Majeure

9.1                   “Force Majeure” refers to any event that is beyond reasonable expectation or control of, and unavoidable even with reasonable attention by the affected Party, including but not limited to government behavior, natural forces, fires, explosions, storms, floods, earthquakes, tides, lightning or war. However, lack of credit, capital or financing shall not be regarded as an event that beyond reasonable control of either Party. The Party who is affected by Force Majeure and seeks exemption from its obligations hereunder shall notify the other Party of such exemption as soon as possible and inform it of the steps to be taken to fulfill the obligations.

9.2                   In case the performance hereof is delayed or impeded by Force Majeure, the affected Party shall not be liable for the part of obligations delayed or impeded hereunder. However, the affected Party should take appropriate measures to reduce or eliminate the impact of Force Majeure, and to strive to restore the performance of the obligation delayed or impeded. Once the Force Majeure is eliminated, the Parties agree to do their outmost to restore the performance hereof.

10.           Notice

Any notice or other communication sent by either Party in accordance with this Agreement shall be written in Chinese or English, and sent by personal delivery, registered mail, repaid post, express or graphic facsimile to the following address of the other Party, or other address that it notifies the other from time to time, or the address of other person as designated by it. The date on which the notice is deemed to be actually served shall be determined as follows: (a) a notice sent by personal delivery shall be deemed to be served on the day of delivery; (b) a notice sent by letter shall be deemed to be served on the tenth (10th) day after the date when the pre-paid registered mail by air is sent out (subject to the postmark), or the fourth (4th) day after the date when it is handed over to the express service agency; and (c) a notice sent by fax shall be deemed to be served at the receipt time as shown on the fax receipt.

Party A: Shanghai Qiyue Information Technology Co., Ltd.

Addressee: ########

Address: ########

Tel: ########

Fax: ########

Party B: [Name of VIE]

Addressee: ########

Address: ########

Tel: ########

Fax: ########

11.           Transfer

11.1            Party B shall not transfer its rights and obligations hereunder to any third party unless it obtains prior written consent of Party A.

11.2            Party B hereby agrees that Party A may transfer its rights and obligations hereunder at its own discretion. Party A is only obligated to notify Party B in writing on the transfer without obtaining Party B’s consent for such transfer.  At the request of Party A, Party B shall sign with the transferee a supplementary agreement, or an agreement with contents which are substantially the same as that of this Agreement.

12.           Entireness and Severability

12.1            Both Parties confirm that as soon as the Agreement comes into force, it shall constitute the entire agreement and consensus reached by the Parties on the contents hereof, and replace all oral and/or written agreements and consensus reached by both Parties on the contents hereof prior to the Agreement.

12.2            If any or several provisions hereof is/are determined or ruled to be invalid, ineffective, illegal or unenforceable in any respect by any court or arbitral body with jurisdiction in accordance with applicable laws or regulations, the validity, effectiveness, legality and enforceability of the remaining provisions shall not be affected or impaired in any way. The Parties shall cease to perform such invalid, ineffective, illegal or unenforceable provisions, and revise them only to the extent that they are effective and enforceable for such specific fact and situation and mostly closest to their original intention.

13.           Amendment and Supplement

No amendment and supplement to this Agreement shall take effect unless it is made by both Parties in writing. Such amendment hereto and the supplementary agreement, once duly signed by both Parties, shall constitute an integral part of, and has the same legal effect as this Agreement.

14.           Governing Law and Dispute Settlement

14.1            The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by laws of China.

14.2            Any dispute arising from the interpretation and performance hereof shall be firstly settled by both Parties through friendly negotiation. If such negotiation fails within thirty (30) days after one Party has issued a written notice to the other requiring the negotiation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its current arbitration rules. The arbitration shall be held in Shanghai and conducted in Chinese. The arbitral award shall be final and binding upon both Parties.

14.3            In case of any dispute arising from the interpretation and performance hereof or any ongoing arbitration on any dispute, except for to the subject matter of the dispute itself, the Parties shall continue exercising and performing their respective rights and obligations hereunder.

15.           Miscellaneous

15.1            This Agreement shall be effective and binding upon both Parties and their respective successors, inheritors and assignee.

15.2            The headlines hereof are for convenience only, and shall not be used to interpret, explain or otherwise affect the meaning of the provisions hereof.

15.3            Both Parties agree to promptly sign the documents or take further actions that are reasonably necessary or advisable for performing this Agreement.

15.4            The tax and expenses incurred by each of the Parties due to the signing and performance hereof shall be borne by the incurring Party.

15.5            Failure of either Party to exercise its rights hereunder in a timely manner shall not be deemed to be a waiver of that right, nor shall it affect the Party’s future exercise of that right.

15.6            Any obligation arising from, or becoming due under, this Agreement before the expiration or early termination hereof shall remain in force after the expiration or early termination hereof.

15.7            The Appendix hereof shall constitute an integral part of, and has the same legal effect as this Agreement.

15.8            The Agreement is made in Chinese in two (2) copies, each of which shall have the same legal effect.

[No Body Text Below]

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have cause the Agreement to be signed by their respective authorized representatives on the date first written above.

Party A: Shanghai Qiyue Information Technology Co., Ltd. (Seal)

Company seal: /s/ Shanghai Qiyue Information Technology Co., Ltd.

Signature:	/s/ WU Haisheng

Authorized Representative: WU Haisheng

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have cause the Agreement to be signed by their respective authorized representatives on the date first written above.

Party B: [Name of VIE] (Seal)

Signature: /s/ [Name of the Authorized Representative of VIE]

Authorized Representative: [Name of the Authorized Representative of VIE]

Appendix 1: Contents of the Technical Consultation and Service

Subject to the terms and conditions hereof, the Parties hereby agree upon and confirm the following contents of the technical consultation and service provided by Party A to Party B:

1.                  Conduct R&D on relevant technologies required for Party B’s business, including developing and designing database software, user interface software and other related technologies for Party B’s business information and licensing its use to Party B.

2.                  Provide relevant technical application and implementation system for Party B’s business operation, including but not limited to the overall design of the system, the installation and commissioning of the system, and the trial operation of the system;

3.                  Be responsible for the daily maintenance, monitoring, commissioning and troubleshooting of the network devices required for Party B’s business operation, including the timely input of users’ information to the database, or for updating the database timely, updating the user interface regularly, and providing other related technical services based on other business information provided by Party B at any time.

4.                  Provide consulting service for the procurement of relevant equipment and software & hardware systems required for Party B’s business operation, including but not limited to putting forward suggestions on the selection, installation and commissioning of various tools, application software and technical platforms, and the procurement, model and performance of all kinds of hardware facilities, equipment and devices matching them.

5.                  Provide pre-job & on-the-job trainings and technical support and assistance services to Party B’s employees, including but not limited to: providing appropriate training to Party B and its employees such as customer service or technical and other trainings, introducing knowledge and experience with respect to the installation and operation of the system and equipment to Party B and its employees, assisting B in solving the problems that occur at any time during the installation and operation of the system and equipment, and providing Party B with other advices and suggestions on editing platform and software application, and assisting Party B in compiling and collecting all kinds of information and material.

6.                  Provide technical consultation service and answers to the technical questions raised by Party B concerning its business operation, network equipment, technical products and software.

7.                  Provide certain labor support as required by Party B, including but not limited to dispatching or seconding relevant personnel.

8.                  Carry out risk analysis and assessment on Party B’s shareholders as required by Party B.

9.                  The Parties may, based on the needs of their business, sign a supplementary agreement to agree upon other services required to be provide by Party A.

Appendix 2: Calculation and Payment Method of Consultation Service Fee

Subject to the terms and conditions hereof, the Parties hereby agree upon and confirm the following calculation and payment method of Consultation Service Fee:

1.                  The Consultation Service Fee hereunder can be charged in the following method based on Party B’s revenue and its corresponding operating costs, sales, overhead and other costs.

(1)             to charge in a certain proportion of Party B’s revenue;

(2)             to charge a fixed fee for the projects completed by Party B;

(3)              to charge a fixed royalty fee for certain trademarks, software and patents (if applicable); and / or

(4)              other methods as determined by Party A from time to time based on the nature of the service provided.

The Parties may, based on their business needs, sign a supplementary agreement to specify the charging methods and standards for specific consultation services.

2.                  Party A shall issue to Party B a written confirmation on the Consultation Service Fee, and the specific amount of the Consultation Service Fee shall be determined by Party A after considering the following factors:

(1)              the technical difficulty and complexity of the service provided by Party A.

(2)              the man-hour spent on the service by employees of Party A;

(3)              the contents and commercial value of the services, software or consultation provided by Party A; and / or

(4)              the benchmark prices of similar services on the market.

3.                  Party A shall calculate the Consultation Service Fee based on a fixed period (monthly, quarterly, etc.) and issue the corresponding invoice to Party B, who shall pay the Consultation Service Fee to the bank account designated by Party A.

4.                  The Consultation Service Fee payable by Party B to Party A shall be subject to the notice of charge issued by Party A to Party B.

Schedule of Material Differences

One or more persons entered into Exclusive Consultation and Service Agreement with Shanghai Qiyue Information Technology Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE	Unified Social Credit Code of VIE	Address of VIE	Name of the Authorized Representative of VIE	Execution Date
1	Shanghai Qiyu Information Technology Co., Ltd.	91310230MA1JXJYF7E	Room A1-5962, Fumin Branch Road No. 58, Hengsha Town, Chongming County, Shanghai (Hengtai Economic Development Zone, Shanghai)	LIU Wei	September 10, 2018
2	Fuzhou 360 Online Microcredit Co., Ltd.	91350100MA2Y4D6073

Section 018, Room 201, 2/F, Affiliated Building of the Regulatory Building, Processing Trade Zone of the Free Trade Port Area, Fuzhou City, Fujian Province (Xinjiang Road No. 9, Xincuo Town, Fuqing City)

				ZHAO Qian	September 10, 2018
3	Fuzhou 360 Financing Guarantee Co., Ltd.	91350100MA31UJWL4W	32# Building, Xihong Road No. 528, Jinniushan Software Park, Gulou District, Fuzhou City, Fujian Province	ZHAO Qian	September 10, 2018